Exhibit 10.2

SCHEDULE A
AMENDED AND RESTATED FORM OF NOTICE OF GRANT
PERSONAL & CONFIDENTIAL

•

Re:                             Grant of Options

Dear •:

This letter is to inform you that Milestone Pharmaceuticals Inc. (the “Corporation”) is granting you an option to purchase [number] common shares in the share capital of the Corporation at a price of $[price] per share (“Common Shares”).

Your option will vest as follows:

Percentage of Total Number of Option Shares that may be Purchased	Vesting Date
25%	From the first anniversary of the Vesting Commencement Date.

2.0833%	At the end of each month after the first anniversary of the Vesting Commencement Date.

Your option expires on [date].

Your option, when vested as set out above, may be exercised by you in whole or in part at any time prior to its expiry by delivery of an (i) an executed Subscription Form and Undertaking (see the form attached as Schedule 1 to this letter) to the Corporation’s head office to the Chief Executive Officer specifying the number of shares to be purchased and (ii) an executed Option Agreement (see the form attached as Schedule 2 to this letter), accompanied by a cash payment, money order, bank draft or certified cheque representing payment in full of the exercise price for the purchase of the Common Shares.

The Corporation has the right to amend, in the future, the stock option plan (the “Stock Option Plan”) attached hereto. You understand and acknowledge that, when the Corporation amends the Stock Option Plan, your option will become subject to the terms and conditions of the Stock Option Plan, as amended and restated from time to time, provided that the number of underlying shares, exercise price, vesting schedule and expiry date of your option will not be affected.

In order to make this grant of option effective you must sign and deliver a copy of this letter to the Corporation and in doing so, you acknowledge and agree to the following:

1.                                      All capitalized terms in the following paragraphs 2 to 11 [12] have the meanings set forth in the Stock Option Plan.

2.                                      You have received and agree to the terms of the Stock Option Plan.

3.                                      Subject to Sections 4.9 and 5.4 of the Stock Option Plan and unless otherwise determined by the Plan Administrator, in its discretion, at the time of granting an Option, each Option is exercisable in the instalments set forth in Section 4.4 of the Stock Option Plan.

4.                                      In no event is the Option granted hereunder exercisable after the expiration of the relevant Exercise Period.

5.                                      No fractional Common Shares will be issued on the exercise of the Option granted hereunder. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option granted hereunder pursuant to the Stock Option Plan, you would be entitled to receive a fractional Common Share, you have the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

6.                                      Nothing in the Stock Option Plan or in this letter will affect the Corporation’s right, or that of a Related Entity, to terminate the employment of, term of office of, or consulting agreement or arrangement with you at any time for any reason whatsoever. Upon such termination, your rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Stock Option Plan, and in particular in Sections 4.6 and 4.7 of the Stock Option Plan.

7.                                      Each notice relating to the Option, including the exercise thereof, shall be in writing. All notices to the Corporation shall be delivered personally or by prepaid registered mail and shall be addressed to the Chief Executive Officer of the Corporation. All notices to you shall be addressed to your principal address or email address on file with the Corporation. Either the Corporation or you may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing and if sent by email upon receipt of a receipt of delivery. Any notice given by either you or the Corporation is not binding on the recipient thereof until received.

8.                                      When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding. The Corporation may postpone the issuance of Common Shares until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law or provincial law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. You understand that the

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Corporation is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

9.                                      Subject to Section 4.6 of the Stock Option Plan, the Option granted pursuant to this notice may only be exercised by you personally and, subject to Section 3.6 of the Stock Option Plan, no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option granted hereunder terminates and is of no further force or effect. Complete details of this restriction are set out in the Stock Option Plan.

10.                               In the event of a Liquidity Event, all non-vested Options will become fully vested and become exercisable contemporaneously with the later of the completion of the transaction resulting in a Liquidity Event or your termination, if you are terminated in connection with the Liquidity Event or within twelve months thereafter. The Corporation will provide reasonable advance notice of an anticipated Liquidity Event such that you can exercise the Option in connection with such event as described in this paragraph.

11.                               You further agree that:

a.                                      any rule, regulation or determination, including the interpretation by the Plan Administrator, in its discretion, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and yourself; and

b.                                      the grant of the Option does not affect in any way the right of the Corporation or any Related Entity to terminate your employment, term of office or consulting service.

c.                                       the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

d.                                      this Amended and Restated Notice of Option Grant constitutes the sole and entire agreement between the Parties with respect to the stock options to purchase the Common Stock described herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

12.                               [NOTE: For U.S. taxpayers, include the following sentence UNLESS the options are intended to be ISOs: The Options granted pursuant to this letter are non-qualified share options and are not intended to be incentive stock options under Section 422 of the Internal Revenue Code.][NTD: Corporation will lose the U.S. tax deduction associated with exercise of non-ISOs and takes on other year-end reporting burdens.]

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13.                               [NOTE: For U.S. taxpayers, include the following sentence IF the options are  intended to be ISOs: The Options granted hereby is intended to be an ISO and the Optionee acknowledges and agrees that Section 4.12 of the Stock Option Plan is applicable to the Option and the Optionee.]

Please return the signed copy of this letter to the Corporation, to the attention of the Chief Executive Officer. By signing and delivering a copy of this letter, you are agreeing to be bound by the terms of this letter and the Stock Option Plan.

Yours truly,

MILESTONE PHARMACEUTICALS INC.

By:
Name:
Title:

Accepted and agreed:

•

Date:

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SCHEDULE B

MILESTONE PHARMACEUTICALS INC. (THE “CORPORATION”)

SUBSCRIPTION FORM AND UNDERTAKING

Date

Attention of the Secretary, Mr., Mrs., Ms.

I, the undersigned,                                         , hereby subscribe for                                 (            ) common shares in the share capital of the Corporation (the “Common Shares”) out of the                                     (            ) Common Shares available for purchase by the undersigned, and I enclose herewith my cash, money order, bank draft or certified cheque made payable to the order of the Corporation in the  amount of                               dollars (        ) in payment of the said subscription. The undersigned declares himself/herself bound by each of the provisions of the Corporation’s current Option Agreement, which he/she undertakes to respect effective from the registration of the undersigned in the share register of the Corporation. The undersigned further recognizes having received copy of said Option Agreement, having  examined same thoroughly, having obtained, if needed, the services of legal counsel to provide interpretation of same, having clearly understood all of its provisions and conditions and undertakes to execute such Option Agreement.

Signature

Name

Address

Telephone

SCHEDULE C

OPTION AGREEMENT

(SEE ATTACHED)

THE OPTION AGREEMENT between Milestone Pharmaceuticals Inc. (the “Corporation”) and                                   (the “Holder”), dated                         (the “Effective Date”).

WHEREAS

(a)                                 Holder owns common shares (“Shares”) in the share capital of the Corporation that he/she acquired as a result of the exercise of options to purchase such shares granted by the Corporation pursuant to the Stock Option Plan; and

(b)                                 It is a condition of Holder owning the Shares that Holder execute and deliver this Option Agreement.

(c)                                  The terms and conditions of the Stock Option Plan are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Stock Option Plan.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

1.                                      Definitions

1.1                               The following terms when used herein shall have the meaning hereinafter ascribed:

1.1.1                     “Articles” means the articles of incorporation of the Corporation as amended or continued from time to time;

1.1.2                     “Change of Control” has the meaning set forth in the Articles;

1.1.3                     “Class A1 Preferred Shares” means the Class A1 Preferred Shares in the share capital of the Corporation;

1.1.4                     “Class A2 Preferred Shares” means the Class A2 Preferred Shares in the share capital of the Corporation;

1.1.5                     “Class B Preferred Shares” means the Class B Preferred Shares in the share capital of the Corporation;

1.1.6                     “Class C Preferred Shares” means the Class C Preferred Shares in the share capital of the Corporation;

1.1.7                     “Class D1 Preferred Shares” means the Class D1 Preferred Shares in the share capital of the Corporation;

1.1.8                     “Class D2 Preferred Shares” means the Class D2 Preferred Shares in the share capital of the Corporation;

1.1.9                     “Escrow Agent” means the Chief Executive Officer as that position is filled from time to time or such other person (including any officer of the Corporation) as may be designated from time to time by resolution of the Board and who agrees to act as Escrow Agent hereunder;

1.1.10              “Market Stand-Off” has the meaning set forth in Section 9.1.2;

1.1.11              “Preferred Majority” has the meaning set forth in the Articles.

1.1.12              “SEC” means the United States Securities and Exchange Commission;

1.1.13              “Section 409A” means Section 409A of the United States Internal Revenue Code of 1986, as amended;

1.1.14              “Securities Act” means the United States Securities Act of 1933, as amended;

1.1.15              “Separation from Service” has the meaning set forth in Section 9.2;

1.1.16              “Specified Employee” has the meaning set forth in Section 9.2;

1.1.17              “Stock Option Plan” means the Third Amended and Restated Stock Option Plan adopted on October 15, 2018, by the Corporation, as amended, from time to time in accordance with its terms.

2.                                      Transfer of shares restricted

2.1                               Until such time as the Corporation shall have completed an Initial Public Offering, Holder shall not sell, transfer, pledge, hypothecate, charge or otherwise alienate any or all of Shares or any interest therein without the prior permission of the Board. To ensure that that undertaking (and the ones contained at Sections 3 and 6 below) is met, the share certificates representing the Shares shall be held in escrow by the Escrow Agent and the Escrow Agent is hereby irrevocably authorized and directed by Holder to comply, on Holder’s behalf and in Holder’s name and stead, with all of the Holder’s obligations (including compliance with Section 3 hereof) under this Option Agreement.

2.2                               Should the Corporation complete a Liquidity Event or Initial Public Offering, Holder will be free to sell, transfer, pledge, hypothecate, charge or otherwise alienate the Shares held at such time in accordance with the Liquidity Event or subsequent to the Initial Public Offering, subject to applicable securities regulatory requirements and any escrow or hold requirements of underwriters or selling agents of the Corporation’s Initial Public Offering.

3.                                      Offer to purchase a majority of the Corporation’s Shares. In the event that an offer (an “Offer”) for a an event that would result in a Liquidity Event is made by any party (the “Offeror”) to and accepted by a Preferred Majority (the “Accepting Shareholders”); the Holder undertakes to and shall, upon written request of the Corporation or the Accepting

Shareholders, sell to the proposed Offeror all of the Shares and/or otherwise comply with the terms of the agreements or arrangements of the Change of Control at the price per Share payable under the Offer, for such Share which price  shall be paid in accordance with (including in the manner, form and time of closing) the terms of the Offer. This provision will apply mutatis mutandis to any future compulsory purchase or compulsory sale provisions contained in the Corporation’s then-current shareholders agreement.

4.                                      Bankruptcy. In the event the Holder is declared bankrupt or becomes insolvent or is deprived of the legal ownership or possession of Holder’s assets, the Holder’s Shares shall not be transferred to a third party without the written consent of the Board. Prior to any such potential transfer, the Holder will be deemed to have sold, immediately before such event, all of the Shares to the Corporation or a person or persons designated by it, for the total sum of one dollar payable on demand.

5.                                      Legend on share certificates. Subject to Section 9.1.4, Share certificates issued to Holder (and held hereunder by the Escrow Agent) shall bear the following legend (or the French version of such legend):

“There are restrictions on the right to transfer the shares represented by this certificate. In addition, such shares are subject to an Option Agreement dated                  , as the same may be amended from time to time, and may not be hypothecated, pledged, sold or otherwise transferred except in accordance with the provisions thereof.”

6.                                      Financing. In the event that any lender or investor of the Corporation requires that the Holder become a party to any shareholders agreement or other contract affecting the Corporation or the Shares, the Holder shall enter into such agreement upon such terms and conditions as may be agreed to by the Board. Holder hereby grants Escrow Agent an unconditional and irrevocable power of attorney and mandate (i) to sign on behalf and in the name and stead of the Holder any such shareholders agreement or other contract and all documents, instruments, articles and resolutions necessary to give effect to such shareholders agreement or other contract or the transactions therein contemplated, and (ii) to do or cause to occur all actions in furtherance of the foregoing.

7.                                      Application. For greater certainty, the present Option Agreement applies to any and all Shares currently held by Holder and any and all Shares hereafter acquired by Holder, unless the parties to this Option Agreement agree otherwise in writing.

8.                                      Escrow Agent

8.1                               The Holder represents and warrants that Holder is the beneficial owner of the Shares issued in Holder’s name.

8.2                               The Holder does hereby deliver to the Escrow Agent certificates in respect of the Shares, which Shares shall be held by the Escrow Agent under and pursuant to the terms and conditions hereof.

8.3                               The Escrow Agent acknowledges that in his quality as Escrow Agent, he has no real or beneficial ownership in any of the Shares, such real and beneficial ownership residing solely with the Holder and all dividends or other distributions in respect of the Shares shall enure in favour of the Holder.

8.4                               In the event that the Escrow Agent shall receive any shares of the Corporation issued by way of a share dividend or share split upon the Shares, he shall hold such shares pursuant to the terms of this Option Agreement.

8.5                               It shall be the duty of the Escrow Agent and he shall have the full power and authority and he is hereby fully and irrevocably empowered and authorized to (i) receive on behalf of the Holder all notices of shareholders meetings and all communications generally sent by the Corporation to its shareholders, (ii) represent the Holder and the Holder’s Shares transferred to the Escrow Agent as aforesaid, and to vote upon the said Shares, as in the judgement and discretion of the Escrow Agent may be in the best interests of the Corporation, at all meetings of shareholders of the Corporation for the election of directors and for all other matters in question which may be brought before such meetings, as fully as the Holder might do if personally present, and (iii) sign, with respect to Holder’s Shares and Holder’s status as a shareholder of the Corporation, all resolutions, instruments, consents, waivers, approvals and other documents on behalf of the Holder and in the Holder’s name as the Escrow Agent deems appropriate in his discretion.

8.6                               The Escrow Agent shall possess and be entitled to exercise in his sole and absolute discretion all shareholders’ rights of every kind in respect of all Shares or other shares or securities deposited hereunder (save the right to receive cash dividends and other cash distributions) including the right to vote and to take part in or consent to any corporate or shareholders’ action as a holder of such shares or other securities. The Holder shall have no right to vote or take part in or consent to any corporate or shareholders’ action in respect of all or any such Shares or other securities, or in any way to bind or govern the decisions, actions or discretions of the Escrow Agent in respect of all of such shares or other securities.

8.7                               The rights, privileges, proxy, mandate and power of attorney herein given by the Holder to the Escrow Agent are irrevocable.

8.8                               The Escrow Agent may delegate his authority hereunder and may appoint a proxy or mandatary to attend meetings, sign documents or otherwise act for him and in the name of the Holder. The Escrow Agent may act as a director or officer of the Corporation and shall be entitled to receive remuneration therefrom. The Escrow Agent shall not be entitled to remuneration for acting in such capacity.

8.9                               By way of supplement to the provisions of law or regulation for the time being in effect relating to mandataries, it is agreed:

8.9.1                     That the Escrow Agent shall not incur any liability or responsibility by reason of any error of law or mistake or any matter or thing done or permitted to be done under or in relation to this Option Agreement except for his own individual gross negligence or intentional fault;

8.9.2                     That the Escrow Agent may, in relation to this Option Agreement, act on the opinion or advice of a lawyer, accountant, broker or other expert, and shall not be responsible for any loss occasioned by so acting, and shall incur no liability or responsibility for deciding in good faith not to act upon any such opinion or advice; and

8.9.3                     Any person appointed Escrow Agent under the provisions hereof shall be vested with all the responsibilities, duties and powers as though originally named herein. Any Escrow Agent may resign at any time by delivering a 3-day notice in writing to the Holder. Upon receipt of the resignation of the Escrow Agent, a new Escrow Agent shall be appointed by the Board.

8.10                        In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Escrow Agent shall receive the monies, securities, rights and property to which the Holder is entitled, and shall distribute the same to the Holder.

8.11                        In the event that the Corporation is amalgamated, merged or consolidated with any other closely held Corporation, or all or substantially all the assets of the Corporation are transferred to another closely held Corporation, then in connection with such transfer the term “Corporation” for all purposes of this Option Agreement shall be taken to include such successor closely held Corporation and the Escrow Agent shall receive and hold under this Option Agreement any shares which such successor Corporation issues on account of the ownership by the Holder of the Shares. The term “shares” as used in this Section shall be taken to include any shares of capital stock which may be received by the Escrow Agent resulting from such amalgamation, merger, consolidation or transfer. For the purposes hereof, “closely held” means a Corporation that has not made a public offering.

9.                                      Purchase for Purpose of Investment.

9.1                               For Holders who are resident of the United States:

9.1.1                     Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Stock Option Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on certificates or the imposition of stop- transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

9.1.2                     Market Stand-Off. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation’s initial public offering, Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option Agreement without the prior written consent of the Corporation. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by the Corporation; provided, however, that with respect to any particular underwritten public offering, such period shall not exceed 180 days.

In the event of any adjustment of, changes in or additions to the Shares, any new, substituted or additional interests or securities which are by reason of such adjustment, change or addition distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Corporation’s underwriters shall be beneficiaries of the agreement set forth in this Section 9.1.2. This Section 9.1.2 shall not apply to Shares that are registered in a public offering under the Securities Act.

9.1.3                     Investment Intent at Exercise. In the event that the sale of Shares under the Stock Option Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Holder shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

9.1.4                     Legends. If the Corporation chooses to deliver certificates to evidence the Shares purchased under this Option Agreement by a Holder who is a United States resident in an unregistered transaction, all such certificates shall also bear the legend set forth in Section 5 as well as the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION,

AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO BILLPOINT, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”

9.1.5                     Removal of Legends. If, in the opinion of the Corporation and its counsel, any legend placed on a share certificate representing Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

9.1.6                     Administration. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Holder and all other persons.

9.2                               The Holder acknowledges and agrees that the Corporation makes no representation about the applicability of “Section 409A” to this Option Agreement and the Holder covenants and agrees that the Corporation shall have no liability to the Holder in the event that Section 409A applies to this Option Agreement. The Holder acknowledges and agrees that he is solely responsible for all U.S. tax obligations arising in relation to this Option Agreement.

In the event that any non-qualified deferred compensation (as determined under Section 409A) is payable upon the Holder’s Separation from Service under this Option Agreement, or any other plan in which the Holder participates, then notwithstanding anything else in the applicable agreement or plan, if the Holder is a Specified Employee, no amount shall be payable prior to the six months from the date that the Holder experiences a Separation from Service.

For the purposes of this Section 9.2, “Separation from Service” shall have the meaning given thereto under Section 409A and the regulations and authority thereunder; and “Specified Employee” shall have the meaning set forth in Section 409A and the regulations and authority thereunder and shall be determined in accordance with the Corporation’s regular process for the identification of “Specified Employees”.

10.                               Governing Law. This Option Agreement will be governed and interpreted in accordance with the laws of the province of Québec and the laws of Canada applicable therein.

11.                               Severability. Each provision of this Option Agreement constitutes a distinct covenant, such that any decision of a court or tribunal to the effect that any of the provisions of this Option Agreement is null or unenforceable shall in no way affect the validity or enforceability of the other provisions hereof.

12.                               Language. This Option Agreement and the schedules thereto as well as the notices and other communications to be given or made pursuant hereto have been or will be in the English language at the express request of Holder. La présente convention, les annexes aux présentes et tous avis, et autres communications donnés ou faits en vertu de cette convention, ont été rédigés en anglais à la demande expresse du détenteur d’actions.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement and dated same as of the Effective Date.

MILESTONE PHARMACEUTICALS INC.

By:
(Officer)	Holder Name:

Escrow Agent Name:

Milestone Pharmaceuticals Inc.

Option Agreement

SCHEDULE D

NOTICE OF SURRENDER OF VESTED OPTIONS

TO:        MILESTONE PHARMACEUTICALS INC. (the “Corporation”)

and the Board of Directors

WHEREAS the undersigned holds                  vested options (the “Vested Options”) pursuant to the Stock Option Plan of the Corporation, as amended from time to time, entitling the undersigned to purchase common shares in the capital of the Corporation; and

WHEREAS the Corporation has agreed to allow the undersigned to surrender the Vested Options.

NOW, THEREFORE, the undersigned hereby elects to surrender the Vested Options and requests that the Corporation terminate the Vested Options in exchange for a cash payment to the undersigned equal to the excess of the fair market value of the common shares underlying those Vested Options, as determined by the board of directors of the Corporation as of the date of surrender of the Vested Options, over the exercise price of the Vested Options.

DATED                        , 20

Milestone Pharmaceuticals Inc.

Option Agreement